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Exhibit 11 - COMPUTATION OF PER SHARE EARNINGS
(Thousands of dollars, except per share data)


                                  Six Months Ended June 30        Three Months Ended June 30
                                        1997            1996            1997            1996
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
Average shares outstanding             62,616,397      62,866,576      62,751,517      62,961,224
Net effect of stock
  options - based on the
  treasury stock method using
  average market price                  (1)             (1)             (1)             (1)
                                  ----------------------------------------------------------------
                                       62,616,397      62,866,576      62,751,517      62,961,224

Net income (loss)                         $86,006         $68,122         $44,940         $34,524

     Per-share amount                       $1.37           $1.08           $0.72           $0.55
                                            =====           =====           =====           =====

FULLY DILUTED
Average shares outstanding             62,616,397      62,866,576      62,751,517      62,961,224
Net effect of dilutive stock
  options - based on the
  treasury stock method using
  the average quarterly market
  price, if higher than exercise
  price                                 1,193,988         611,278       1,447,343         420,290
                                  ----------------------------------------------------------------
                                       63,810,385      63,477,854      64,198,860      63,381,514

Net income (loss)                         $86,006         $68,122         $44,940         $34,524

     Per-share amount                       $1.35           $1.07           $0.70           $0.54
                                            =====           =====           =====           =====

(1) Incremental number of shares excluded from calculation since they do not have a dilutive effect.
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